Contact:
Scott J. McKim
Chief Financial Officer
727.521.7085

BayFirst Financial Corp. Announces Substantial Capital Raise, Names Alfred Rogers as Bank Chief Executive Officer, and Reports First Quarter 2026 Results
ST. PETERSBURG, FL. — April 30, 2026 — BayFirst Financial Corp. (NASDAQ: BAFN) (“BayFirst” or “Company”), parent company of BayFirst National Bank (“Bank”) today reported the Company has raised $80 million of capital from investors in a private investment in public equity (“PIPE”) offering. The Company has issued shares of convertible preferred stock in the PIPE, which subject to shareholder and regulatory approvals, will convert to, or be exchanged for, approximately 22.9 million shares of common stock at an effective purchase price of $3.50 per share.
Additionally, the Company reported a net loss of $5.7 million, or $1.48 per common share and diluted common share, for the first quarter of 2026, compared to a net loss of $2.5 million, or $0.69 per common share and diluted common share, in the fourth quarter of 2025.
“Today we announce a substantial recapitalization of BayFirst Financial Corp. and BayFirst National Bank,” stated Anthony Saravanos, Chairman of the Board of Directors. “This successful capital raise reflects the trust our investors place in our institution and our long-term strategic direction. I am also pleased to announce that the Board has elected Alfred Rogers as Chief Executive Officer and President of the Bank, in place of Tom Zernick who is retiring. Al is a veteran banker who is well respected across the Tampa Bay market. He served as CEO of Manufacturers Bank of Florida and most recently as Executive Vice President and Chief Lending Officer of USAmeribank, which was acquired by Valley National Bank.
“The Board of Directors believe that Al’s experience and leadership, combined with this capital raise, will lead BayFirst back to profitability and growth as the premier financial institution of Tampa Bay.”
“I am excited to begin my next chapter with the Board and the Bank’s leadership at BayFirst,” said Rogers. “While progress has been made with our focus on Community Banking, much work lies ahead for us. Our terrific network of branches and dedicated people are the ideal foundation for BayFirst to become the community bank of choice in our market. I’ve been proud to have led several community banks in our area, with each serving and growing local businesses and retail customers. BayFirst has that same dedication to this community, and I’m looking forward to rolling up my sleeves with the team to accomplish great things right here in our backyard.”
Saravanos concluded, “the Board of Directors have made additional decisions, including the resumption of dividend payments to our preferred shareholders and will formally redeem the Series A preferred shares. Furthermore, the Board has appointed Kenneth R. Lehman as a member of the Boards.” Mr. Rogers' appointment to the Board of Directors of the Bank and as Chief Executive Officer have received all necessary regulatory approvals and became effective upon the completion of the capital raise. The appointments of Mr. Rogers as CEO and President of the Company, as well as a director, is contingent upon receipt of regulatory non-objections. Mr. Lehman's appointment to the Boards of Directors of the Company and the Bank are contingent upon receipt of regulatory non-objections.
First Quarter 2026 Performance Review
•Net interest margin was 3.42% in the first quarter of 2026, a decrease of 16 basis points from 3.58% in the fourth quarter of 2026 and a decrease of 35 basis points from 3.77% in the first quarter of 2025.

BayFirst Financial Corp. Reports First Quarter 2026 Results
April 30, 2026

•Loans held for investment decreased by $33.5 million, or 3.5%, during the first quarter of 2026 to $930.4 million and decreased $154.4 million, or 14.2%, over the past year. The decrease from the prior year was partially the result of the sale of $97.4 million of government guaranteed loans to Banesco USA as part of the Bank’s discontinuance of SBA 7(a) lending.
•Deposits decreased $98.1 million, or 8.3%, during the first quarter of 2026 and decreased $42.4 million, or 3.8%, over the past year to $1.09 billion. The decrease in deposits during the quarter was primarily due to decreases in interest-bearing transaction account balances, savings and money market account balances, and time deposit balances, partially offset by an increase in noninterest-bearing account balances.
•Book value and tangible book value at March 31, 2026 were $15.74 per common share, a decrease from $17.22 at December 31, 2025.
Results of Operations
Net Loss
The Company had a net loss of $5.7 million for the first quarter of 2026, compared to a net loss of $2.5 million in the fourth quarter of 2025 and a net loss of $0.3 million in the first quarter of 2025. The change in the first quarter of 2026 from the preceding quarter was primarily the result of a decrease of $1.7 million in net interest income, an increase in provision for credit losses of $1.1 million, and an increase in noninterest expense of $3.0 million. This was partially offset by an increase in noninterest income of $1.0 million and a decrease in income tax benefit of $1.6 million. The change from the first quarter of 2025 was due to a decrease in net interest income of $1.6 million, a decrease in noninterest income of $7.9 million, partially offset by a decrease in provision for credit losses of $1.3 million, a decrease in noninterest expense of $0.9 million, and a decrease in income tax expenses of $1.8 million.
Net Interest Income and Net Interest Margin
Net interest income was $9.4 million in the first quarter of 2026, a decrease from $11.2 million during the fourth quarter of 2025, and a decrease from $11.0 million during the first quarter of 2025. The net interest margin was 3.42% in the first quarter of 2026, a decrease of 16 basis points from 3.58% in the fourth quarter of 2025 and a decrease of 35 basis points from 3.77% in the first quarter of 2025.
The decrease in net interest income during the first quarter of 2026, as compared to the fourth quarter of 2025, was mainly due to a decrease in loan interest income, including fees, of $3.4 million, partially offset by a decrease in interest expense of $1.8 million.
The decrease in net interest income during the first quarter of 2026, as compared to the year ago quarter, was mainly due to a decrease in loan interest income, including fees, of $3.8 million, partially offset by an increase in interest income on interest bearing deposits in banks and other of $0.6 million and a decrease in interest expense on deposits of $1.5 million.
Noninterest Income
Noninterest income was $0.9 million for the first quarter of 2026, compared to a negative $0.1 million in the fourth quarter of 2025 and $8.8 million in the first quarter of 2025. The change from the first quarter of 2026, as compared to the fourth quarter of 2025, was primarily the result an increase in government guaranteed loan fair value gains of $1.3 million. The decrease in the first quarter of 2026, as compared to the first quarter of 2025, was the result a decrease in gain on sale of government guaranteed loans of $7.4 million and a decrease in government guaranteed loan packaging fees of $0.7 million.
Noninterest Expense
Noninterest expense was $14.9 million in the first quarter of 2026 compared to $11.9 million in the fourth quarter of 2025 and $15.8 million in the first quarter of 2025. The increase in the first quarter of 2026, as compared to the prior quarter, was primarily due to an increase in loan servicing and origination expense of $2.7 million. The decrease in the first quarter of 2026, as compared to the first quarter of 2025, was primarily due to a decrease in compensation expense of $2.7 million and a decrease in data processing expenses of $0.6 million, partially offset by an increase in loan servicing and origination expense of $2.8 million.

BayFirst Financial Corp. Reports First Quarter 2026 Results
April 30, 2026

Balance Sheet
Assets
Total assets decreased $104.3 million, or 8.0%, during the first quarter of 2026 to $1.20 billion, mainly due to a decrease in cash and cash equivalents of $72.5 million. and a decrease in loans held for investment of $33.5 million. Compared to the end of the first quarter last year, total assets decreased $96.0 million, or 7.4%, driven primarily by a decrease in loans held for investment of $154.4 million, partially offset by a decrease in cash and cash equivalents of $71.3 million.
Loans
Loans held for investment decreased $33.5 million, or 3.5%, during the first quarter of 2026 and $154.4 million, or 14.2%, over the past year to $930.4 million. The decrease from prior year was primarily due to loan payoffs and government guaranteed loan sales, which included the sale of the SBA 7(a) loans to Banesco USA as part of the Bank’s discontinuance of SBA 7(a) lending. This was partially offset by originations in both conventional community bank loans and government guaranteed loans.
Deposits
Deposits decreased $98.1 million, or 8.3%, during the first quarter of 2026 and decreased $42.4 million, or 3.8%, from the first quarter of 2025, ending March 31, 2026, at $1.09 billion. During the first quarter, there were decreases in interest-bearing transaction account balances of $77.4 million savings and money market account balances of $21.9 million, and time deposit balances of $14.6 million, partially offset by an increase in noninterest-bearing account balances of $15.7 million. The decrease in deposits during the quarter was primarily due to reductions in high-rate promotional deposits held with non-relationship customers and also a decrease in brokered deposits. During the first quarter, the Bank reduced cost of funds by 27 basis points. At March 31, 2026, approximately 83% of total deposits were insured by the FDIC. At March 31, 2026, December 31, 2025, and March 31, 2025, the Company had $183.9 million, $195.5 million, and $112.3 million, respectively, of brokered deposits.
Asset Quality
The Company recorded a provision for credit losses in the first quarter of $3.1 million, compared to provisions of $2.0 million for the fourth quarter of 2025 and $4.4 million during the first quarter of 2025.
The ratio of allowance for credit losses (ACL) on loans to total loans held for investment at amortized cost was 2.35% at March 31, 2026, 2.42% as of December 31, 2025, and 1.61% as of March 31, 2025. The ratio of ACL to total loans held for investment at amortized cost, excluding government guaranteed loan balances, was 2.53% at March 31, 2026, 2.58% as of December 31, 2025, and 1.84% as of March 31, 2025. The increase in the ACL ratios from the prior year was the result of increases in nonperforming loans and continued economic uncertainty.
Net charge-offs for the first quarter of 2026 were $4.4 million, which was a decrease from $4.6 million for the fourth quarter of 2025 and an increase from $3.3 million for the first quarter of 2025. Annualized net charge-offs as a percentage of average loans held for investment at amortized cost were 1.98% for the first quarter of 2026, compared to 1.94% in the fourth quarter of 2025 and 1.28% in the first quarter of 2025. Nonperforming assets were 2.00% of total assets as of March 31, 2026, compared to 2.04% as of December 31, 2025, and 2.08% as of March 31, 2025. Nonperforming assets, excluding government guaranteed loan balances, were 1.38% of total assets as of March 31, 2026, compared to 1.29% as of December 31, 2025, and 1.22% as of March 31, 2025.
Capital
The Bank’s Tier 1 leverage ratio was 6.54% as of March 31, 2026, compared to 6.52% as of December 31, 2025, and 8.56% as of March 31, 2025. The CET 1 and Tier 1 capital ratios to risk-weighted assets were 8.58% as of March 31, 2026, compared to 8.92% as of December 31, 2025, and 10.47% as of March 31, 2025. The total capital to risk-weighted assets ratio was 9.84% as of March 31, 2026, compared to 10.18% as of December 31, 2025, and 11.73% as of March 31, 2025. At March 31, 2026, the Bank did not meet all of its regulatory capital requirements to be well-capitalized but the consummation of the capital raise is intended to meet these capital requirements going forward.

BayFirst Financial Corp. Reports First Quarter 2026 Results
April 30, 2026

Impact of Capital Raise
On a proforma basis, giving effect to a $42 million capital contribution from the Company to the Bank, it’s Tier 1 leverage ratio was 10.02% as of March 31, 2026. The CET 1 and Tier 1 capital ratios to risk-weighted assets were 13.13% as of March 31, 2026. The total capital to risk-weighted assets ratio was 14.40% as of March 31, 2026.
Liquidity
The Bank's overall liquidity position remains strong and stable with liquidity in excess of internal minimums as stated by policy and monitored by management and the Board. The on-balance sheet liquidity ratio at March 31, 2026 was 13.85%, as compared to 18.35% at December 31, 2025. The Bank has liquidity resources which include secured borrowings available from the Federal Home Loan Bank, the Federal Reserve, and lines of credit with other financial institutions. As of March 31, 2026 and December 31, 2025, the Bank had no borrowings from the FHLB, the FRB or other financial institutions.
Recent Events
Following the closing of the PIPE, the Company intends to identify certain criticized assets and develop an Asset Resolution Plan. The Asset Resolution Plan will provide a work-out strategy for identified assets for subsequent disposition, work-out, upgrade, or other resolution.
On April 30, 2026, the Company filed a registration statement on Form S-1 regarding the public offering of up to 4,108,072 shares of Common Stock at an offering price of $3.50 per share. The Company intends to exclusively market this offering to its shareholders of record on May 12, 2026.
Hovde Group, LLC is acting as sole placement agent for the PIPE. Igler and Pearlman, P.A. is serving as legal counsel to the Company, and Alston & Bird LLP, is serving as legal counsel to the placement agent.
Special Meeting of Shareholders
A special meeting of shareholders is scheduled for July 14, 2026 at 8:30 a.m. to approve an amendment to the Company’s articles of incorporation to increase the number of authorized shares to permit the conversion and exchange of the preferred stock issued in the PIPE and the conversion of such preferred stock into shares of common stock.
The Company intends to file a proxy statement with the SEC that will be sent to Company shareholders seeking their approval of the transactions described above. Shareholders are urged to read the proxy statement when it becomes available (and any other relevant documents filed with the SEC in connection with the transactions described herein) because such documents will contain important information regarding the Company, the transactions, certain investors in the transactions, and related matters.
Shareholders may obtain free copies of these documents, once they are filed, and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Investors and security holders will also be able to obtain these documents, once they are filed, free of charge, by requesting them in writing from IR@BayFirstFinancial.com, or by telephone at (727) 440-6848. The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Company shareholders. Information about Company directors and executive officers and their ownership of Company common stock is set forth in the Company’ Form 10-K for the year ended December 31, 2025, as previously filed with the SEC on March 27, 2026.
Certain investments discussed above involve the sale of securities in private transactions that will not be registered under the Securities Act of 1933, as amended, and will be subject to the resale restrictions under that Act. Such securities may not be offered or sold absent registration or an applicable exemption from registration. This news release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
Conference Call
BayFirst will host a conference call on Friday, May 1, 2026, at 9:00 a.m. ET to discuss its first quarter results. Interested parties may listen to the call live under the Investor Relations tab at www.bayfirstfinancial.com or are

BayFirst Financial Corp. Reports First Quarter 2026 Results
April 30, 2026

invited to dial (800) 549-8228 to participate in the call using Conference ID 37957. A replay of the call will be available for one year at www.bayfirstfinancial.com.
About BayFirst Financial Corp.
BayFirst Financial Corp. is a registered bank holding company based in St. Petersburg, Florida which commenced operations on September 1, 2000. Its primary source of income is derived from its wholly owned subsidiary, BayFirst National Bank, a national banking association which commenced business operations on February 12, 1999. The Bank currently operates twelve full-service banking offices throughout the Tampa Bay-Sarasota region and offers a broad range of commercial and consumer banking services to businesses and individuals. As of March 31, 2026, BayFirst Financial Corp. had $1.20 billion in total assets.
Forward-Looking Statements
In addition to the historical information contained herein, this presentation includes "forward-looking statements" within the meaning of such term in the Private Securities Litigation Reform Act of 1995. These statements are subject to many risks and uncertainties, including, but not limited to, the effects of health crises, global military hostilities, weather events, or climate change, including their effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with them; the ability of the Company to implement its strategy and expand its banking operations; changes in interest rates and other general economic, business and political conditions, including changes in the financial markets and credit quality; changes in business plans as circumstances warrant; risks related to mergers and acquisitions; changes in benchmark interest rates used to price loans and deposits, changes in tax laws, regulations and guidance; enforcement actions initiated by our regulators and their impact on our operations; and other risks detailed from time to time in filings made by the Company with the SEC, including, but not limited to those “Risk Factors” described in our most recent Form 10-K and Form 10-Q. Readers should note that the forward-looking statements included herein are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements.
Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this document, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

BayFirst Financial Corp. Reports First Quarter 2026 Results
April 30, 2026

BAYFIRST FINANCIAL CORP.
SELECTED FINANCIAL DATA (Unaudited)

	At or for the three months ended
(Dollars in thousands, except for share data)	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Net loss	$(5,680)	$(2,463)	$(18,902)	$(1,237)	$(335)
Balance sheet data:
Average loans held for investment at amortized cost	887,756	939,281	1,060,520	1,047,568	1,027,648
Average total assets	1,219,748	1,334,912	1,345,553	1,324,455	1,287,618
Average common shareholders’ equity	70,373	73,470	92,734	95,049	96,053
Government guaranteed loans held for sale	—	—	94,052	—	—
Total loans held for investment	930,426	963,894	998,683	1,125,799	1,084,817
Total loans held for investment, excl gov’t gtd loan balances	855,363	893,765	923,390	972,942	943,979
Allowance for credit losses	20,632	21,996	24,485	17,041	16,513
Total assets	1,195,910	1,300,258	1,345,978	1,343,867	1,291,957
Total deposits	1,085,869	1,183,938	1,171,457	1,163,796	1,128,267
Common shareholders’ equity	64,660	70,747	73,677	92,172	94,034
Share data:
Basic loss per common share	$(1.48)	$(0.69)	$(4.66)	$(0.39)	$(0.17)
Diluted loss per common share	(1.48)	(0.69)	(4.66)	(0.39)	(0.17)
Dividends per common share	—	—	—	0.08	0.08
Book value per common share	15.74	17.22	17.90	22.30	22.77
Tangible book value per common share (1)	15.74	17.22	17.90	22.30	22.77
Performance ratios:
Return on average assets(2)	(1.86)%	(0.74)%	(5.62)%	(0.37)%	(0.10)%
Return on average common equity(2)	(34.47)%	(15.51)%	(83.19)%	(6.83)%	(3.00)%
Net interest margin(2)	3.42%	3.58%	3.61%	4.06%	3.77%
Asset quality ratios:
Net charge-offs	$4,393	$4,558	$3,294	$6,799	$3,301
Net charge-offs/avg loans held for investment at amortized cost(2)	1.98%	1.94%	1.24%	2.60%	1.28%
Nonperforming loans(3)	$21,453	$24,343	$24,687	$21,665	$24,806
Nonperforming loans (excluding gov't gtd balance)(3)	$15,873	$16,271	$15,822	$14,187	$15,078
Nonperforming loans/total loans held for investment(3)	2.44%	2.68%	2.63%	2.09%	2.42%
Nonperforming loans (excl gov’t gtd balance)/total loans held for investment(3)	1.81%	1.79%	1.69%	1.37%	1.47%
ACL/Total loans held for investment at amortized cost	2.35%	2.42%	2.61%	1.65%	1.61%
ACL/Total loans held for investment at amortized cost, excl government guaranteed loans	2.53%	2.58%	2.78%	1.85%	1.84%
Other Data:
Full-time equivalent employees	143	144	237	300	305
Banking center offices	12	12	12	12	12
(1) See section entitled "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" below for a reconciliation to most comparable GAAP equivalent.
(2) Annualized
(3) Excludes loans measured at fair value

BayFirst Financial Corp. Reports First Quarter 2026 Results
April 30, 2026

Reconciliation and Management Explanation of Non-GAAP Financial Measures
Some of the financial measures included in this report are not measures of financial condition or performance recognized by GAAP. These non-GAAP financial measures include tangible common shareholders' equity and tangible book value per common share. Our management uses these non-GAAP financial measures in its analysis of our performance, and we believe that providing this information to financial analysts and investors allows them to evaluate capital adequacy.
The following presents the calculation of the non-GAAP financial measures.

Tangible Common Shareholders' Equity and Tangible Book Value Per Common Share (Unaudited)
	As of
(Dollars in thousands, except for share data)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Total shareholders’ equity	$81,867	$87,569	$89,728	$108,223	$110,085
Less: Preferred stock liquidation preference	(17,207)	(16,822)	(16,051)	(16,051)	(16,051)
Total equity available to common shareholders	64,660	70,747	73,677	92,172	94,034
Less: Goodwill	—	—	—	—	—
Tangible common shareholders' equity	$64,660	$70,747	$73,677	$92,172	$94,034

Common shares outstanding	4,108,072	4,108,069	4,116,913	4,134,127	4,129,027
Tangible book value per common share	$15.74	$17.22	$17.90	$22.30	$22.77

BayFirst Financial Corp. Reports First Quarter 2026 Results
April 30, 2026

BAYFIRST FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)	3/31/2026	12/31/2025	3/31/2025
Assets	Unaudited		Unaudited
Cash and due from banks	$6,848	$5,123	$6,517
Interest-bearing deposits in banks	127,617	201,859	56,637
Cash and cash equivalents	134,465	206,982	63,154
Time deposits in banks	—	—	2,025
Investment securities available for sale, at fair value (amortized cost $31,267, $31,974, and $39,507 at March 31, 2026, December 31, 2025, and March 31, 2025, respectively)	28,531	29,363	36,318
Investment securities held to maturity, at amortized cost, net of allowance for credit losses of $10, $7, and $12 (fair value: $2,378, $2,384, and $2,356 at March 31, 2026, December 31, 2025, and March 31, 2025, respectively)	2,490	2,493	2,488
Nonmarketable equity securities	4,662	4,656	5,480
Government guaranteed loans held for investment, at fair value	51,807	54,076	57,901
Loans held for investment, at amortized cost	878,619	909,818	1,026,916
Allowance for credit losses on loans	(20,632)	(21,996)	(16,513)
Net Loans held for investment, at amortized cost	857,987	887,822	1,010,403
Accrued interest receivable	7,683	8,421	9,153
Premises and equipment, net	30,690	31,188	32,769
Loan servicing rights	11,334	12,580	16,460
Deferred income tax assets	8,489	6,538	—
Right-of-use operating lease assets	14,171	14,504	15,484
Bank owned life insurance	27,457	27,264	26,696
Other real estate owned	400	400	132
Other assets	15,744	13,971	13,494
Total assets	$1,195,910	$1,300,258	$1,291,957
Liabilities:
Noninterest-bearing deposit accounts	$111,476	$95,731	$106,236
Interest-bearing transaction accounts	153,860	231,227	261,074
Savings and money market deposit accounts	432,781	454,639	467,766
Time deposits	387,752	402,341	293,191
Total deposits	1,085,869	1,183,938	1,128,267
FHLB borrowings	—	—	20,000
Subordinated debentures	6,099	5,962	5,957
Notes payable	1,479	1,593	1,820
Accrued interest payable	958	1,133	1,053
Operating lease liabilities	13,003	13,264	14,102
Deferred income tax liabilities	—	—	648
Accrued expenses and other liabilities	6,635	6,799	10,025
Total liabilities	1,114,043	1,212,689	1,181,872

BayFirst Financial Corp. Reports First Quarter 2026 Results
April 30, 2026

BAYFIRST FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)	3/31/2026	12/31/2025	3/31/2025
Shareholders’ equity:	Unaudited		Unaudited
Preferred stock, Series A; no par value, 10,000 shares authorized, 6,395 shares issued and outstanding at March 31, 2026, December 31, 2025, and March 31, 2025; aggregate liquidation preference of $6,683 at December 31, 2025 and March 31, 2025, and $6,827 at March 31, 2026	6,161	6,161	6,161
Preferred stock, Series B; no par value, 20,000 shares authorized, 3,210 shares issued and outstanding at March 31, 2026, December 31, 2025, and March 31, 2025; aggregate liquidation preference of $3,338 at December 31, 2025 and March 31, 2025 and $3,402 at March 31, 2026	3,123	3,123	3,123
Preferred stock, Series C; no par value, 10,000 shares authorized, 6,446 shares issued and outstanding at March 31, 2026, December 31, 2025, and March 31, 2025; aggregate liquidation preference of $6,801 at December 31, 2025 and March 31, 2025 and $6,978 at March 31, 2026	6,446	6,446	6,446
Common stock and additional paid-in capital; no par value, 15,000,000 shares authorized, 4,108,072, 4,108,609, and 4,129,027 shares issued and outstanding at March 31, 2026, December 31, 2025, and March 31, 2025, respectively	54,390	54,371	54,657
Accumulated other comprehensive loss, net	(2,054)	(1,960)	(2,378)
Unearned compensation	(282)	(335)	(1,006)
Retained earnings	14,083	19,763	43,082
Total shareholders’ equity	81,867	87,569	110,085
Total liabilities and shareholders’ equity	$1,195,910	$1,300,258	$1,291,957

BayFirst Financial Corp. Reports First Quarter 2026 Results
April 30, 2026

BAYFIRST FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
	For the Quarter Ended
(Dollars in thousands, except per share data)	3/31/2026	12/31/2025	3/31/2025
Interest income:
Loans, including fees	$15,930	$19,326	$19,751
Interest-bearing deposits in banks and other	1,509	1,624	934
Total interest income	17,439	20,950	20,685
Interest expense:
Deposits	7,893	9,451	9,431
Other	97	341	255
Total interest expense	7,990	9,792	9,686
Net interest income	9,449	11,158	10,999
Provision for credit losses	3,078	2,007	4,400
Net interest income after provision for credit losses	6,371	9,151	6,599
Noninterest income:
Loan servicing income, net	770	788	736
Gain (loss) on sale of government guaranteed loans, net	(97)	290	7,327
Service charges and fees	490	471	449
Government guaranteed loans fair value loss, net	(533)	(1,880)	(755)
Government guaranteed loan packaging fees	—	95	716
Gain on sale of premises and equipment	13	—	—
Other noninterest income	241	132	278
Total noninterest income	884	(104)	8,751
Noninterest Expense:
Salaries and benefits	5,069	4,681	7,998
Bonus, commissions, and incentives	290	(8)	71
Occupancy and equipment	1,368	1,330	1,634
Data processing	1,489	1,687	2,045
Marketing and business development	123	281	487
Professional services	1,164	1,083	732
Loan servicing and origination expense	3,836	1,135	1,035
Employee recruiting and development	202	210	617
Regulatory assessments	578	694	339
Restructure charges	—	21	—
Other noninterest expense	767	755	855
Total noninterest expense	14,886	11,869	15,813
Loss before taxes	(7,631)	(2,822)	(463)
Income tax benefit	(1,951)	(359)	(128)
Net loss	(5,680)	(2,463)	(335)
Preferred dividends	385	385	385
Net loss attributable to common shareholders	$(6,065)	$(2,848)	$(720)
Basic loss per common share	$(1.48)	$(0.69)	$(0.17)
Diluted loss per common share	$(1.48)	$(0.69)	$(0.17)

BayFirst Financial Corp. Reports First Quarter 2026 Results
April 30, 2026

Loan Composition

(Dollars in thousands)	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
Real estate:
Residential	$359,305	$365,427	$364,020	$356,559	$339,886
Commercial	216,643	215,771	231,039	292,923	296,351
Construction and land	36,732	48,397	43,700	53,187	46,740
Commercial and industrial	171,666	181,566	194,654	223,239	234,384
Commercial and industrial - PPP	6	6	13	191	457
Consumer and other	82,269	86,441	90,946	93,333	93,889
Loans held for investment, at amortized cost, gross	866,621	897,608	924,372	1,019,432	1,011,707
Deferred loan costs, net	15,559	16,371	17,096	21,118	20,521
Discount on government guaranteed loans	(6,007)	(6,811)	(7,506)	(8,780)	(8,727)
Premium on loans purchased, net	2,446	2,650	2,941	3,342	3,415
Loans held for investment, at amortized cost, net	878,619	909,818	936,903	1,035,112	1,026,916
Government guaranteed loans held for investment, at fair value	51,807	54,076	61,780	90,687	57,901
Total loans held for investment, net	$930,426	$963,894	$998,683	$1,125,799	$1,084,817
Nonperforming Assets (Unaudited)

(Dollars in thousands)	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Nonperforming loans (government guaranteed balances), at amortized cost, gross	$5,580	$8,072	$8,865	$7,478	$9,728
Nonperforming loans (unguaranteed balances), at amortized cost, gross	15,873	16,271	15,822	14,187	15,078
Total nonperforming loans, at amortized cost, gross	21,453	24,343	24,687	21,665	24,806
Nonperforming loans (government guaranteed balances), at fair value	208	83	—	502	507
Nonperforming loans (unguaranteed balances), at fair value	1,230	1,453	1,385	1,430	1,419
Total nonperforming loans, at fair value	1,438	1,536	1,385	1,932	1,926
OREO	400	400	400	400	132
Repossessed assets	583	263	32	—	36
Total nonperforming assets, gross	$23,874	$26,542	$26,504	$23,997	$26,900
Nonperforming loans as a percentage of total loans held for investment(1)	2.44%	2.68%	2.63%	2.09%	2.42%
Nonperforming loans (excluding government guaranteed balances) to total loans held for investment(1)	1.81%	1.79%	1.69%	1.37%	1.47%
Nonperforming assets as a percentage of total assets	2.00%	2.04%	1.97%	1.79%	2.08%
Nonperforming assets (excluding government guaranteed balances) to total assets	1.38%	1.29%	1.21%	1.12%	1.22%
ACL to nonperforming loans(1)	96.17%	90.35%	99.18%	78.66%	66.57%
ACL to nonperforming loans (excluding government guaranteed balances)(1)	129.98%	135.18%	154.75%	120.12%	109.52%
(1) Excludes loans measured at fair value
Note: Transmitted on Globe Newswire on April 30, 2026, at 4:00 p.m. ET.